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                                                                     Exhibit 5.1



                               September 2, 1999


Inference Corporation
100 Rowland Way
Novato, California  94945


     Re: Registration Statement on Form S-8 covering Inference Corporation's Amended and Restated 1993 Stock Option Plan,
          1998 Non-Management Stock Option Plan,
          1998 New Hire Stock Option Plan,
          Private Placement Stock Option Plan, and
          Charles W. Jepson Stock Option Plan
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Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about September 2, 1999 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, for an aggregate of 325,000 shares of your Series A Common Shares under your Amended and Restated 1993 Stock Option Plan, 510,000 shares of your Series A Common Shares under your 1998 Non-Management Stock Option Plan, 162,500 shares of your Series A Common Stock under your 1998 New Hire Stock Option Plan, 107,673 shares of your Series A Common Stock under your Private Placement Stock Option Plan, and 400,000 shares of your Series A Common Stock under the Charles W. Jepson Stock Option Plan. Such shares of Common Stock are referred to herein as the "Shares," and such plans are referred to herein as the "Plans." As your counsel in connection with these Plans, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the issuance and sale of the Shares pursuant to the Plans.

     It is our opinion that, when issued and sold in the manner described in the Plans and pursuant to the agreements which accompany each grant under the Plans, the Shares will be legally and validly issued, fully-paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                                Very truly yours,

                                WILSON SONSINI GOODRICH & ROSATI
                                Professional Corporation